UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 15, 2016
Date of report (Date of earliest event reported)

____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris-	(Commission File No.)	(IRS Employer
diction of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2016, BioLife Solutions, Inc. (the "Company") approved cash bonus awards for the Company's named executive officers identified below for the fiscal year ended December 31, 2015. Other compensation for fiscal year 2015 was previously reported by the Company in the Summary Compensation Table beginning on page 58 of the Annual Report on Form 10-K for the year ended December 31, 2015 (filed with the Securities and Exchange Commission on February 25, 2016) (the "Annual Report"). As of the filing of the Annual Report, cash bonuses for the named executive officers had not been determined and, therefore, were omitted from the Summary Compensation Table included in the Annual Report. Pursuant to Item 5.02(f) of Form 8-K, the cash bonus awards and total compensation for the named executive officers for fiscal year 2015 are set forth below. No other amounts have changed.

Name and Principal Positions (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)	Option Awards ($) (f)	All Other Compensation ($) (i)	Total ($) (j)

Michael Rice	2015	400,000	50,000	(1)	––	653,478	––	1,103,478
President, Chief Executive Officer and Director (8/06 – present)	2014	345,000	150,000		––	––	1,739	496,739

Aby J. Mathew	2015	345,000	12,500	(1)	––	400,516	––	758,016
Chief Technology Officer (9/00 – present)	2014	260,000	128,000		––	31,374	2,483	421,857

(1)	Amount represents bonus determination made on March 15, 2016 for performance in 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2016

BIOLIFE SOLUTIONS, INC.

By:	/s/ Michael Rice
Michael Rice
President and Chief Executive Officer